ASANA, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
Adopted on by the Board of Directors on November 18, 2020

TABLE OF CONTENTS
Page

ARTICLE 1 INTRODUCTION    1
ARTICLE 2 ELIGIBILITY    1
ARTICLE 3 DEFERRAL ELECTIONS    1
ARTICLE 4 DEFERRED COMPENSATION ACCOUNTS    2
ARTICLE 5 DISTRIBUTION OF DEFERRED COMPENSATION    3
ARTICLE 6 UNFUNDED STATUS    4
ARTICLE 7 DESIGNATION OF BENEFICIARY    4
ARTICLE 8 ADMINISTRATION    4
ARTICLE 9 TAXES    5
ARTICLE 10 SECURITIES LAWS COMPLIANCE    5
ARTICLE 11 GENERAL PROVISIONS    5
ARTICLE 12 DEFINITIONS    6

ARTICLE 1.INTRODUCTIONS
a.Establishment. Asana, Inc. (the “Company”) established this Directors’ Deferred Compensation Plan (the “Plan”) for those members of the Company’s Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows Eligible Directors to defer the receipt of Director Fees and to receive settlement of the right to receive payment of such amounts in the form of an issuance of Shares and/or cash. Capitalized terms used in the Plan have the definitions set forth in Article 12.
b.Purpose. This Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Eligible Directors and to promote Company equity ownership by Eligible Directors, thereby aligning such Eligible Directors’ interests more closely with the interests of the stockholders of the Company.
c.Effective Date. This Plan became effective as of November 18, 2020 (the “Effective Date”).
ARTICLE 2.ELIGIBILITY
a.Effective Date Eligibility. Each person who was an Eligible Director on the Effective Date became eligible to participate in the Plan on the Effective Date.
b.Initial Board Appointment Eligibility. Each person who becomes an Eligible Director following the Effective Date shall become eligible on the date of the Eligible Director’s initial appointment to the Board.
c.Change in Employment Status. If any Participant subsequently becomes an employee of the Company or any of its subsidiaries or affiliates, such Participant shall not be eligible to defer any Director Fees earned during any calendar year that commences following such change in status, if applicable. Such change in status shall not otherwise impact the Participant’s Accounts, which will continue to be administered in accordance with the terms of the Plan and the Participant’s Deferral Election.
ARTICLE 3.DEFERRAL ELECTIONS
a.Deferral Elections. Each Eligible Director may elect to defer (a) either 0%, 25%, 50%, 75%, or 100% of such Eligible Director’s Cash Director Fees for a calendar year and/or (b) either 0% or 100% of such Eligible Director’s Stock Director Fees for a calendar year by submitting a completed Deferral Election form to the Administrator in accordance with the procedures set forth in this Article 3.
b.Timing of Deferral Election. An Eligible Director may make a Deferral Election within thirty (30) days after the date on which such Eligible Director initially becomes eligible to participate in the Plan (the “Initial Election Period”). An Eligible Director who does not make a Deferral Election within the Initial Election Period may make a Deferral Election in accordance with administrative procedures established by the Administrator.
c.Effect and Duration of Deferral Election. A Deferral Election shall apply only to Director Fees earned after the date such election is made and is irrevocable consistent with the requirements of Section 409A. Any Deferral Election made within the Initial Election Period will be irrevocable upon expiration of the Initial Election Period and will apply to any Director Fees earned during calendar quarters that commence following expiration of such Initial Election Period, including calendar quarters in any subsequent calendar year. Any Deferral Election made after expiration of the Initial Election Period will be irrevocable as of December 31st of the calendar year in which it was made and will apply to any Director Fees earned in any subsequent calendar year. Deferral Elections shall evergreen so that they will continue in effect and will be applicable to Director Fees earned in all subsequent calendar years, unless and until such Deferral Election is modified as provided in Section 3.4.
d.Modifications to Deferral Elections. A Participant may revoke or modify a prior Deferral Election by submitting a new Deferral Election to the Administrator at such time before the first day of any subsequent calendar year in accordance with procedures established by the Administrator. Any modified Deferral Election will commence effectiveness with respect to such subsequent calendar year and will evergreen and remain effective for calendar years commencing thereafter.
e.Form of Deferral Election. A Deferral Election shall be made in a form approved by the Administrator (including in the form attached to the Plan as Appendix I).
ARTICLE 4.DEFERRED COMPENSATION ACCOUNTS
a.Establishment of Stock Unit Accounts. The Company shall establish a Stock Unit Account for each Participant. All Director Fees deferred pursuant to Article 3 by a Participant who has elected to receive deferred compensation in the form of Shares shall be converted to Stock Units which are credited to the Participant’s Stock Unit Account on the Deferral Date. Stock Director Fees deferred under the Plan will have the number of Shares subject to such deferral election converted into an equivalent number of Stock Units credited to the Participant’s Stock Unit Account. With respect to any Cash Director Fees deferred under the Plan, the number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Director Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional Stock Units calculated to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit credited to a Participant’s Stock Unit Account at the time of a distribution under Article 5 shall be converted into the right to receive a cash amount equal to the Fair Market Value of a corresponding fractional Share on the date of distribution. As of each dividend payment date with respect to Shares, if any, each Participant shall have credited to such Participant’s Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant’s Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date. In the event of a reorganization, recapitalization, stock split, stock dividend, spin off, combination, corporate exchange, merger, consolidation or other change in the Shares that does not qualify as a Change in Control, or any distribution to holders of Shares other than cash dividends or any transaction determined in good faith by the Administrator to be similar to the foregoing, the Administrator shall make appropriate equitable changes in the number of Stock Units credited to the Participant’s Stock Unit Account.
b.Establishment of Cash Account. The Company shall establish a Cash Account for each Participant. The Company shall credit, on the Deferral Date, to the Cash Account of each Participant the deferred portion of any Cash Director Fees due the Participant as to which an election to defer the receipt of cash has been made. Fees deferred in the form of cash shall be held in the general funds of the Company and shall not accrue interest.

ARTICLE 5.DISTRIBUTION OF DEFERRED COMPENSATION
a.Settlement. Settlement of a Participant’s Stock Unit Account will be effected by delivering to the Participant a number of Shares equal to the number of whole Stock Units credited to the Participant’s Stock Unit Account. The source of Shares distributed pursuant to this Plan shall be the Company’s 2020 Equity Incentive Plan or any successor equity incentive plan adopted by the Company. Any fractional Stock Units credited to a Participant’s Stock Unit Account at the time of a distribution and the full balance of the Participant’s Cash Account shall be paid in cash at the time of such distribution.
b.Time and Form of Distribution. Amounts credited to a Participant’s Accounts will be distributed in a single lump sum to the Participant on the date, if any, selected by the Participant pursuant to the Participant’s election made pursuant to Article 3 (or as soon as administratively practicable thereafter); provided, however, that if the Participant has not selected a distribution date or the Participant’s selected distribution date is after the Participant’s Separation from Service, then distribution shall be made, in the form of a single lump sum, on the date of the Participant’s Separation from Service (or as soon as administratively practicable thereafter).
c.Specified Employee Delay in Distribution Upon Separation from Service. The provisions of this Section 5.3 shall apply to the extent necessary to avoid adverse tax consequences to a Participant under Section 409A. Except as set forth in section 5.5, if a Participant is a Specified Employee no distribution to such Participant which is triggered by a Separation from Service will be made any earlier than six months and one day following the date of the Separation from Service.
d.Distribution upon Change in Control. In the event of a Change in Control at any time prior to the distribution of the Participant’s Accounts, as soon as administratively feasible after such Change in Control, the entire balance of the Participant’s Accounts shall be immediately distributed to the Participant.
e.Distribution upon Death. In the event of a Participant’s death at any time prior to distribution of the Participant’s Accounts, as soon as administratively feasible after the Participant’s death, the entire balance of the Participant’s Accounts shall be immediately distributed to the beneficiary designated by the Participant under Article 7.
f.Distribution upon Unforeseeable Emergency. In the event the Participant experiences an unforeseeable emergency as defined in Treas. Reg. § 1.409A-3(i)(3), the Administrator may, at the request of the Participant, make a distribution from the Participant’s Accounts equivalent to the amount reasonably necessary to satisfy the emergency need. The balance of the Accounts will not be distributed until the occurrence of the earliest distribution event specified in this Article 5. Unforeseeable emergency distributions will be administered in manner compliant with the requirements of Section 409A.
g.Specified Date Distribution Downstream Election Changes. A Participant who had elected to receive distribution in settlement of the Participant’s Accounts on a Specified Date is permitted to elect to delay a distribution or change the form of a distribution in accordance with procedures established by the Administrator so long as the following conditions are met:
(a)Such election does not take effect until at least twelve (12) months after the date on which the election is made;
(b)Such election must defer the distribution for a period of at least five (5) years from the date such distribution would otherwise have been made; and

(c)If the distribution is scheduled to be made at a specified time, then such election must be made no less than twelve (12) months before the date the distribution is scheduled to be made.
Any subsequent deferral election shall become irrevocable as of the last permissible date for making such subsequent deferral election.
ARTICLE 6.UNFUNDED STATUS
a.General. The interest of each Participant in any Director Fees deferred under the Plan (and any Accounts relating thereto) shall be that of a general creditor of the Company. Accounts shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section 6.2, no money or other assets shall be set aside for any Participant.
b.Trust. To the extent determined by the Board, the Company may, but shall not be required to, transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.
ARTICLE 7.DESIGNATION OF BENEFICIARY
a.Beneficiary Designation. Each Participant may designate one or more beneficiaries to receive settlement of the Participant’s Accounts in the event of such Participant’s death. The Company may rely upon the beneficiary designation filed with the Administrator, provided that such form was executed by the Participant or the Participant’s legal representative and filed with the Administrator prior to the Participant’s death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.
ARTICLE 8.ADMINISTRATION
a.Administrator. The Plan shall be administered by the Administrator appointed by the Board. Unless the Board determines otherwise, the Administrator shall be a committee of Company employees consisting of at least the General Counsel, Head of People, and the Chief Financial Officer, or one or more Company employees selected by them as their delegates as evidenced in writing. The Administrator shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan, and to delegate its authority to one or more Company employees.
b.Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon the Participants and any other persons having any interest in the Plan.

c.Indemnification of Administrator. The Company shall indemnify and hold harmless the members of the committee comprising the Administrator, and any Company employee to whom the duties of the Administrator are delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.
ARTICLE 9.TAXES
a.409A Savings. This Plan is intended to comply with the requirements of Section 409A. The Administrator shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A. To the extent one or more provisions of this Plan do not comply with Section 409A, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company and its representatives shall have no liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.
ARTICLE 10.SECURITIES LAW COMPLIANCE
a.Action by Administrator. With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.
b.Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
ARTICLE 11.GENERAL PROVISIONS
a.No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article 5.
b.Changes to the Plan. The Administrator may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units or cash amounts credited to the Participant’s Accounts at the time of such change or termination.
c.Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.
d.Limitations on Transferability. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant. Stock Units and other rights under the Plan may be transferred only if such transfer is (i) permitted by Section 409A without triggering adverse tax consequences to the Participant (e.g., a gratuitous transfer), and (ii) approved by the Administrator.
e.Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with laws of the State of Delaware.
f.Plan Termination. The Administrator reserves the right to terminate the Plan at any time to the extent such termination is in compliance with the requirements of Section 409A. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as the Company and the Participants have no further rights or obligations under the Plan.
g.Acceleration of Plan Distributions. The Administrator reserves the right to accelerate the distribution of amounts in settlement of Accounts to the extent compliant with the requirements of Section 409A, including any accelerated distribution permitted by Treas. Reg. § 1.409A-3(j)(4).
ARTICLE 12.DEFINITIONS
Wherever used herein, the following terms shall have the meanings set forth below:
“Accounts” means a Participant’s Stock Unit Account and Cash Account.
“Administrator” means the committee appointed to administer the Plan under Article 8.
“Board” means the Board of Directors of the Company.
“Cash Account” means the bookkeeping account established by the Company pursuant to Section 4.2.
“Cash Director Fees” means all or part of any annual or quarterly retainer or meeting fees payable in cash to an Eligible Director as consideration for services provided as an Eligible Director.
“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A(a)(2)(A)(v) of the Code. Whether a Change in Control has occurred will be determined in manner consistent with the requirements of Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means Asana, Inc., a Delaware corporation, or any successor thereto.
“Deferral Date” means the date Director Fees would otherwise have been paid to the Participant in the absence of a Deferral Election.

“Deferral Election” means a written election by a Participant to defer Director Fees under the Plan.
“Director Fees” means Cash Director Fees and/or Stock Director Fees. Director Fees shall not include any expenses paid directly or through reimbursement.
“Eligible Director” means any individual who is a member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” of a Share means on a given date (a) if the principal market for the Shares is the New York Stock Exchange, a national securities exchange or other recognized national market or service reporting sales, the closing price of a Share on the date of the determination on the principal market on which the Shares are then listed or admitted to trading, (b) if the Shares are not listed on the New York Stock Exchange, a national securities exchange or other recognized national market or service reporting sales, the closing price of a Share on the date of the determination as reported by the system then regarded as the most reliable source of such quotations, (c) if Shares are listed on a domestic stock exchange or market or quoted in a domestic market or service, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above using the reported sale prices or quotations on the last previous day on which so reported, or (d) if none of the foregoing clauses apply, the fair market value of a Share as determined in good faith by the Administrator.
“Participant” means an Eligible Director who elects to defer Director Fees under the Plan.
“Section 409A” shall mean Section 409A of the Code and the regulations and other guidance thereunder.
“Separation from Service” means the termination of an individual’s service as an Eligible Director for any reason within the meaning of Treas. Reg. § 1.409A-1(h). Whether a Separation from Service has occurred will be determined by the Administrator in manner consistent with the requirements of Section 409A.
“Shares” means shares of the Company’s Class A common stock, par value $0.00001 per share, or, in the event that the outstanding shares of the Company’s Class A common stock are recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
“Specified Date” means the date elected by the Participant on the Deferral Form for commencement of distribution of amounts in settlement of the Participant’s Accounts.
“Specified Employee” means a “specified employee” as defined in Treas. Reg. § 1.409A-1(i).
“Stock Units” means the credits made to a Participant’s Stock Unit Account under Section 4.1. Each Stock Unit represents the right to receive one Share upon settlement of the Stock Unit Account.
“Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 4.1.

“Stock Director Fees” means all or part of any (i) award providing for an issuance of Shares granted to an Eligible Director as consideration for services provided as an Eligible Director and (ii) Shares issued in lieu of Cash Director Fees at an Eligible Director’s election.

APPENDIX I

FORM OF NOTICE OF ELECTION TO DEFER DIRECTOR FEES

[Date]

Head of Corporate Legal
Asana, Inc.
1550 Bryant Street, Suite 200
San Francisco, CA 94103
(415) 525-3888

RE: Notice of Election to Defer Board of Director Compensation
Dear [________]:
Pursuant to the Asana, Inc. Directors’ Deferred Compensation Plan (the “Plan”), I hereby elect to defer receipt of my director fees that I earn in future periods, whether otherwise payable to me in cash (“Cash Director Fees”) or in shares of the Company’s stock (“Stock Director Fees” and, collectively with the Cash Director Fees, the “Director Fees”), commencing with the Director Fees that I earn on or after January 1, 2021 in accordance with my elections below. I understand that this election will remain in effect with respect to any Director Fees that I earn in future taxable years unless and until changed by me in a manner permitted by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
Deferral Elections
I elect to have my Director Fees credited as follows (fill in appropriate percentages for options a, b, c, d and e below):
Cash Director Fees (percentages must be in 25% increments and total to 100%):
(a)    _____% of my aggregate Cash Director Fees shall be credited to my Stock Unit Account as provided for in the Plan;
(b)    _____% of my aggregate Cash Director Fees shall be credited to my Cash Account as provided for in the Plan;
(c)    _____% of my aggregate Cash Director Fees shall not be deferred;
Stock Director Fees (percentage must be either 0% or 100%):
(d)    _____% of my aggregate Stock Director Fees shall be credited to my Stock Unit Account as provided for in the Plan; and
(e)    _____% of my aggregate Stock Director Fees shall not be deferred.
Timing of Distributions

I elect to receive a lump sum payment of my deferred compensation on the first day of the month next following the earlier of the following to occur:
(a)My _______ birthday, which is ____________, 20___ (indicate the age you would like to trigger the distribution and the date upon which you will be that age); or
(b)____________ (indicate date that you would like to trigger distribution).
I understand that if I do not elect to receive my deferred compensation on a date specified above or my Separation from Service (as defined in the Plan) occurs prior to the date specified above, my deferred compensation will be paid in a lump sum on the first day of the month next following my Separation from Service, except as otherwise provided below and in the Plan.
I further understand that in order to give effect to the intent of this election as compliant with the requirements of Section 409A, the following shall apply: (1) the Plan terms and this election will become effective with respect to Stock Director Fees only to the extent the underlying shares of the Company’s stock subject to this election are or become vested, and the Plan does not create any right to any payment or benefit with respect to any unvested Company shares; (2) to the extent the Stock Director Fees subject to this election are shares of Company stock to be issued in settlement of a Company a restricted stock unit award (“RSU Award”), nothing to the contrary set forth in the Plan will provide for a distribution date of the Stock Director Fees that is in any event earlier than the earliest date that the shares of Company stock were permitted to be issued in settlement of such RSU Award, in accordance with its terms, which is in all cases the earliest distribution date permitted under the Plan with respect to such Stock Director Fees; and (3) the Company shall make appropriate adjustments, as necessary, to fully implement the intended economic consequences of this irrevocable deferral election, notwithstanding any subsequent change to the form of payment of my Director Fees which may be implemented by the Company after I make this election.
I further understand that an election to defer my Director Fees is irrevocable as of each December 31 with respect to fees earned for services performed in the immediately following calendar year.
Designation of Beneficiaries
In the event of my death prior to the receipt of my deferred compensation, I designate the following one or more individuals as my beneficiary or beneficiaries to receive any accumulated but unpaid funds from my deferred compensation accounts:

Name (First, M.I. Last)		Relationship
Social Security #		Date of Birth
Street Address		Percent
City	State	Zip Code

Name (First, M.I. Last)		Relationship
Social Security #		Date of Birth
Street Address		Percent
City	State	Zip Code

Sincerely,

____________________________________
Signature of Director

____________________________________
Printed Name of Director

____________________________________
Date